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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust and related Prospectuses and Statement of Additional Information of the Van Kampen Disciplined Small Cap Value Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 61 to the Registration Statement under the Securities Act of 1933 (Registration No. 033-08122) and in this Amendment No. 62 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-04805).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
February 27, 2007